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                                                                   EXHIBIT 21.0

                      LIST OF SUBSIDIARIES OF THE COMPANY

  The following lists the subsidiaries of United States Filter Corporation as of June 26, 1996, excluding those subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. The subsidiaries listed are all wholly owned, either directly or indirectly.

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                                                                STATE (COUNTRY)
   NAME                                                         OF INCORPORATION
   ----                                                         ----------------
   Illinois Water Treatment, Inc. .............................  Delaware
   Ionpure Technologies B.V. ..................................  Netherlands
   Ionpure Technologies GmbH...................................  Germany
   Ionpure Technologies Limited................................  Ireland
   Ionpure Technologies Limited................................  United Kingdom
   The Permutit Company Ptd Ltd. ..............................  Australia
   Societe des Ceramiques Techniques, S.A. ....................  Egypt
   U.S. Filter (Asia) Pte. Ltd. ...............................  Singapore
   U.S. Filter de Argentina S.A. ..............................  Argentina
   U.S. Filter (Malaysia) Sdn. Bhd. ...........................  Malaysia
   U.S. Filter de Mexico, S.A. de C.V. ........................  Mexico
   U.S. Filter, Inc., Warrendale, PA. .........................  Delaware
   U.S. Filter/Ionpure, Inc. ..................................  Massachusetts
   U.S. Filter/Polymetrics, Inc. ..............................  California
   U.S. Filter/Whittier, Inc. .................................  Delaware
   U.S. Filter/Zimpro, Inc. ...................................  Delaware
   USF France S.A.R.L. ........................................  France
   USF Smogless S.p.A. ........................................  Italy
   USF Spain S.A. .............................................  Spain
   USF Two, Inc. ..............................................  Delaware
   Wastewater Treatment Systems, Inc. .........................  California
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